EXHIBIT 99.2
Comprehensive Care Corporation
Unaudited Pro Forma Balance Sheet — December 31, 2008

			Pro Forma Adjustment					Pro Forma Adjustment
	Core	CompCare	Core		Purchase					Reverse		Pro
	Historical	Historical	Private		Hythiam		Core	Core		Acquisition		Forma
(In Thousands)	31-Dec-08	31-Dec-08	Transaction		Interest		Consol. (g)	Acquisition		ADJ		Consol.
Assets
Current assets:
Cash and cash equivalents	503	1,136	1,000	(a)	(1,500	) (b)	1,139	—		—		1,139
Net accounts receivable	—	1,581	—		—		1,581	—		—		1,581
Other current assets	—	336	—		—		336	—		—		336

Total current assets	503	3,053	1,000		(1,500)		3,056	—		—		3,056
Property and equipment, net	—	235	—		—		235	—		—		235
Unallocated assets	—	—	—		13,258	(c) (d)	13,258	—		—		13,258
Goodwill, net	25	991	—		(991	) (e)	25	—		—		25
Other assets	—	326	—		—		326	—		—		326

Total assets	528	4,605	1,000		10,767		16,900	—		—		16,900

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	149	1,972	—		—		2,121	—		—		2,121
Accrued claims payable	—	6,791	—		—		6,791	—		—		6,791

Total current liabilities	149	8,763	—		—		8,912	—		—		8,912

Long-term liabilities:
Long-term debt	—	2,444	—		—		2,444	—		—		2,444
Other liabilities	—	2,589	—		—		2,589	—		—		2,589

Total long-term liabilities	—	5,033	—		—		5,033	—		—		5,033

Total liabilities	—	13,796	—		—		13,945	—		—		13,945

Stockholders’ equity (deficit)
Preferred stock	—	720	—		(720	) (e)	—	217	(h)	—		217
Common stock	18	83	4	(a)	(83	) (e)	22	86	(i)	61	(j)	169
Common stock subscribed	4	—	(4)		—		—	—		—		—
Treasury stock	—	—	—		—		—	17	(i)	(17	) (k)	—
Additional paid-in capital	1,516	57,919	—		(57,919	) (e)	1,516	1,251	(h)(i)	(44	) (j)	2,723
Common stock subscriptions receivable	(1,000)	—	1,000	(a)	—		—	—		—		—
Retained earnings (accumulated deficit)	(159)	(67,918)	—		67,918	(e)	(159)	—		—		(159)

Total stockholders’ equity (deficit)	379	(9,196)	1,000		9,196		1,379	1,571		—		2,950

Noncontrolling interest	—	5	—		1,571	(f)	1,576	(1,571	) (h)(i)	—		5

Total liabilities and equity	528	4,605	1,000		10,767		16,900	—		—		16,900

Notes:

(a)	Represents an issuance of 4,000,000 shares of Core Corporate Consulting Group, Inc. (Core) at $0.001 par value for $1,000,000 through a private transaction, as if it had been completed on December 31, 2008. There was no significant cost related to the transaction.

(b)	Reflects the purchase of Hythiam’s 48.85% interest in CompCare for $1,500,000, as if it had been completed on December 31, 2008.

(c)	The valuation of intangible assets such as customer contracts, provider network, and NCQA certification has not been completed yet.

(d)	Represents the excess amount of the acquisition cost and the fair value of noncontrolling interest over the carrying value of CompCare’s net assets acquired, as if the purchase had been completed on December 31, 2008:

($ In Thousands)
Total assets	4,605
Less:
Goodwill, net	(991)
Total liabilities	(13,796)
Total noncontrolling interest	(5)

Carrying value of CompCare’s net assets acquired	(10,187)

($ In Thousands)
Implied purchase price	3,071
Less:
Carrying value of CompCare’s net assets acquired	(10,187)

Unallocated assets	13,258

(e)	Elimination of CompCare’s historical balances.

(f)	Represents the estimated fair value of net assets acquired attributable to noncontrolling interest, as if the acquisition had been completed on December 31, 2008.

(g)	Core’s consolidated balance sheet as if it was prepared on December 31, 2008. Except for identifiable intangible assets, CompCare’s assets and liabilities approximate fair value.

(h)	Reflects the issuance of 1,675 shares of Series B-1 Convertible Preferred Stock at $50 par value, and 2,665 shares of Series B-2 Convertible Preferred Stock at $50 par value to acquire Core.

(i)	Reflects the issuance of 10,294,725 shares of common stock at $0.01 par value and the reacquisition of 1,739,130 shares of common stock owned by Core.

(j)	Represents the adjustment to reflect the equity structure of CompCare (Accounting Acquiree) in a reverse acquisition, as if the acquisition had been completed on December 31, 2008.

(k)	Cancels 1,739,130 shares of CompCare common stock reacquired during the acquisition of Core.

Comprehensive Care Corporation
Unaudited Pro Forma Statement of Operations
For the Twelve Months Ended December 31, 2008

			Pro Forma Adjustment				Pro Forma Adjustment
	Core	CompCare	Core	Purchase				Reverse		Pro
	Historical	Historical	Private	Hythiam		Core	Core	Acquisition		Forma
(In Thousands, except per share data)	31-Dec-08	31-Dec-08	Transaction	Interest		Consol. (g)	Acquisition	ADJ		Consol.

Revenues:	10	35,156	—	—		35,166	—	—		35,166
Operating expenses:
Healthcare operating expenses	—	36,496	—	—		36,496	—	—		36,496
General administrative expenses	169	3,742	—	—		3,911	—	—		3,911
Other operating expenses	—	104	—	640	(b)	744	—	—		744

Total operating expenses	169	40,342	—	640		41,151	—	—		41,151

Loss from operations	(159)	(5,186)	—	(640)		(5,985)	—	—		(5,985)

Other non-operating income, net	—	5	—	—		5	—	—		5
Interest income	—	26	—	—		26	—	—		26
Interest expense	—	(192)	—	—		(192)	—	—		(192)

Loss before income taxes from continuing operations	(159)	(5,347)	—	(640)		(6,146)	—	—		(6,146)
Provision for income taxes	—	5	—	—		5	—	—		5

Net loss from continuing operations	(159)	(5,352)	—	(640)		(6,151)	—	—		(6,151)

Net loss from continuing operations per common share:
Basic and diluted	$(0.01)	$(0.67)				$(0.28)				$(0.37)
Weighted average shares outstanding:
Basic and diluted	17,600	7,954	4,000 (a)	(7,954	)(c)	21,600	10,295 (d)	(21,600	)(e)	16,510
								7,954	(e)
								(1,739	)(f)

Notes:

(a)	Represents an issuance of 4,000,000 shares of Core Corporate Consulting Group, Inc. (Core) at $0.001 par value for $1,000,000 through a private transaction, as if it had been completed on December 31, 2008. There was no significant cost related to the transaction.

(b)	Represents the estimated amortization of intangible assets acquired, as if the transaction had been completed on January 1, 2008. The estimated useful life is assumed at 3 years. The amortization is being recognized using the straight-line method.

(c)	Reflects the elimination of CompCare’s historical balances, as if the transaction had been completed on January 1, 2008.

(d)	Represents the issuance of 10,294,725 shares of CompCare common stock in connection with Core acquisition, as if it had been completed on January 1, 2008.

(e)	Represents the adjustment to reflect the equity structure of CompCare (Accounting Acquiree) in a reverse acquisition, as if the acquisition had been completed on January 1, 2008.

(f)	Cancels 1,739,130 shares of CompCare common stock reacquired during the acquisition, as if the cancellation had been done on January 1, 2008.